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                                                                   EXHIBIT 10.28

                               SERVICES AGREEMENT

THIS SERVICES AGREEMENT is made between TRINET Employee Group. In ("TRINET"), a California corporation, and NETGEAR, Inc. ("NETGEAR"), a Delaware corporation, as of the Effective Date (hereinafter defined).

                                    RECITALS

WHEREAS, NETGEAR is a subsidiary of Nortel Networks Corporation ("Nortel"), which has been formed to operate a certain portion of Nortel's business after Nortel's transfer of certain assets to NETGEAR in accordance with the terms of a Contribution Agreement to be entered into between NETGEAR and Nortel;

WHEREAS, in connection with NETGEAR's operation of such business, NETGEAR shall employ NETGEAR Employees (hereinafter defined);

WHEREAS, in connection with NETGEAR's employment of NETGEAR Employees, it wishes to engage TRINET to provide the Services (hereinafter defined);

WHEREAS, NETGEAR is in the process of selling its securities to parties other than Nortel (specifically excluding any issuance of securities in NETGEAR or any right to acquire securities in NETGEAR granted to employees, vendors or consultants, the "Private Placement"); and

WHEREAS, the parties' entry into this Agreement is conditioned upon the closing of the aforementioned Private Placement and the effective time of this Agreement shall be 12:00 a.m. on the day following the closing of the Private Placement;

NOW, THEREFORE, In consideration of the foregoing and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.       SCOPE.

In consideration of NETGEAR's payment of Service Fees, TRINET agrees to provide to NETGEAR the employment related services set forth in this Agreement and in Exhibit A and the Schedule of Due Dates And Special Fees ("Services"), which are incorporated herein by reference, as may be amended from time to time in writing by both parties. During the Term, TRINET and NETGEAR may agree to additional Services, and the Service Fees applicable thereto, or to change the Services or the Service Fees. Such changes must be made in writing and signed by both TRINET and NETGEAR.

II.      DEFINITIONS.

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         A.       "ADA" shall mean the Americans with Disabilities Act.

         B. "Affiliate" shall mean, with respect to any entity, any other entity, which directly or indirectly controls, or is under common control with, or is controlled by, such entity. As used in this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the subject entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         C. "Agreement" shall mean this Services Agreement entered into by NETGEAR and TRINET as of the Effective Date.

         D. "Benefit Plans" shall mean (i) employee benefit plans (within the meaning of Section 3(8) of Title I of ERISA) that are written and covered or qualified under the Code, ERISA or other applicable Regulation, whether funded or unfunded, which are established, contributed to, sponsored or maintained by an employer, including all welfare, pension, profit sharing, retirement, stock purchase, stock option, stock bonus, severance or deferred compensation plans and (ii) any other plans, funds, programs, policies, arrangements, practices, customs and understandings that provide benefits of economic value to employees, other than Compensation.

         E. "Claim" shall mean any arbitration, action, litigation, suit, charge, investigation, audit, claim, demand, assessment or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority.

         F. "Claim Notice" shall mean a party's notice to the other of the existence of a claim or demand, which is being asserted or sought to be collected from an NETGEAR Indemnitee or TRINET Indemnitee by a third party, and specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand).

         G. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985.

         H. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         I. "Compensation" shall mean remuneration, such as wages, salary, bonuses and commissions, paid relatively concurrent with and in consideration for an employee's services.

         J. "Confidential Information" shall have the meaning ascribed to it in Section VII. A.

         K. "Dispute" shall mean a claim, controversy or dispute of any kind or nature whatsoever that arises between TRINET and NETGEAR with respect to this Agreement.

         L. "Effective Date" shall mean the effective date of this Agreement, which shall be 12:00 a.m. on the day following the closing of the Private Placement.

         M. "NETGEAR" shall have the meaning ascribed to it in the preamble of this Agreement.

         N.       "NETGEAR Benefit Plans" shall mean Benefit Plans adopted by

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                  NETGEAR for the benefit of NETGEAR Employees (excluding TRINET
                  Benefit Plans).

         O. "NETGEAR Contract Coordinator" shall mean that individual designated as such in Section XV. A. (or such other individual as NETGEAR may specify in a notice duly given to TRINET pursuant to Section XV. A.) to whom TRINET shall address all questions regarding Services and submit all reports and Invoices required under this Agreement.

         P. "NETGEAR Employee" shall mean any individual jointly employed by NETGEAR and TRINET with respect to whom Services are supplied.

         Q. "NETGEAR Employment Policies" shall mean NETGEAR employment-related policies, programs, procedures or practices applicable to NETGEAR Employees, such as, but not limited to, policies related to holidays, attendance, performance evaluation, and business expense and travel reimbursement (excluding TRINET Employment Policies).

         R. "NETGEAR Indemnitee" shall mean NETGEAR, its successors, assigns and Affiliates, and their directors and officers, individually and collectively.

         S. "NETGEAR Managers" shall mean NETGEAR Employees designated as managers by NETGEAR.

         T. "NETGEAR's Knowledge" shall mean the knowledge of the NETGEAR Contract Coordinator.

         U. "Electronic Funds Transfer Agreement" shall mean that agreement entered into by TRINET and NETGEAR as of the Effective Date that is designated as such and is incorporated herein by reference.

         V. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         W.       "FAR" shall mean Federal Acquisition Regulation.

         X. "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996.

         Y. "Human Resources Manager" shall mean that qualified Human Resources professional designated by TRINET to perform those Services assigned to Human Resources Manager under this Agreement and to serve as NETGEAR's primary contact with respect to Services. NETGEAR shall submit all reports and records required under this Agreement to the Human Resources Manager or such Individual designated by the Human Resources Manager.

         Z. "Inventions" shall mean any and all inventions, including but not limited to, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets.

         AA. "Losses" shall mean liabilities, losses, damages or costs (including, without limitation, penalties, fines, costs, attorney fees, liability to third parties and amounts agreed upon in settlement).

         BB. "Managers" shall mean the NETGEAR Contract Coordinator and the Human Resources Manager.

         CC.      "Nortel" shall mean Nortel Networks Corporation.

         DD. "Notice" shall mean a party's notice to the other of the existence of a Dispute.

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         EE.      "Notice Period" shall mean the fifteen (15) calendar days from a party's receipt of the Claim Notice.

         FF. "Private Placement" shall have the meaning described to it in the Recitals to this Agreement.

         GG. "Prospective NETGEAR Employee" shall mean those individuals who accept and satisfy the conditions of those written offers made by NETGEAR for employment with NETGEAR and TRINET during the Term.

         HH. "Qualifying Event" shall mean an event which triggers continued health care coverage eligibility under COBRA for NETGEAR Employees or their eligible dependents, including death, termination or reduction of hours, divorce or legal separation, Medicare entitlement, dependent child changing statue, or bankruptcy of NETGEAR.

         II. "Regulation" shall mean law, ordinance or governmental or regulatory rule, regulation or requirement.

         JJ. "Service Fees" shall mean those rates or fees for Services set forth in Exhibit A and the Schedule of Due Dates and Special Fees.

         KK.      "Services" shall have the meaning ascribed to it in Section I.

         LL.      "Term" shall have the meaning ascribed to it in Section IV.A.

         MM. "TRINET" shall have the meaning ascribed to it in the preamble to this Agreement.

         NN. "TRINET Benefit Plans" shall mean those Benefit Plans included in the Services.

         OO. "TRINET Corporate Employee" shall mean a TRINET Worker who is an employee solely of TRINET.

         PP. "TRINET Employee" shall mean any TRINET Corporate Employee or an employee of TRINET and an entity (other than NETGEAR) to which TRINET supplies services similar to the Services.

         QQ. "TRINET Employment Policies" shall mean those TRINET employment related policies, programs, procedures or practices applicable to NETGEAR Employees under this Agreement, such as, but not limited to, policies related to disciplinary action, termination, safety, hiring, and leaves of absence.

         RR. "TRINET Indemnitee" shall mean TRINET, its successors, assigns and Affiliates, and their directors and officers, individually and collectively.

         SS. "TRINET'S Knowledge" shall mean the knowledge of the Human Resources Manager or TRINET'S General Counsel.

         TT. "TRINET Systems" shall mean any software or systems used by TRINET or TRINET Workers in the supply of Services or performance of this Agreement in any way.

         UU. "TRINET Workers" shall mean all employees, agents (including, without limitation, employees of such agents) and sub-contractors (including, without limitation, employees of such sub-contractors) of TRINET who supply Services, but excluding any NETGEAR Employees.

         VV. "WARN" shall mean the Worker Adjustment and Retraining Notification Act.

III.     FEES AND PAYMENTS.

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         A.       In consideration of the Services, NETGEAR shall pay TRINET the
                  Service Fees. NETGEAR agrees to pay all Invoices for these fees through electronic funds transfer pursuant to the Electronic Funds Transfer Agreement. NETGEAR acknowledges its obligation to sign the Electronic Funds Transfer Agreement as a condition precedent to entering into this Agreement.

         B. A late payment charge of one (1) percent of the unpaid balance of the applicable invoice, plus any additional costs directly incurred by TRINET, shall be applied if insufficient funds are available in NETGEAR's designated account on the date of the electronic funds transfer. The minimum late payment charge is One Hundred Dollars ($100). Such unpaid balance shall also be subject to a periodic charge of one and one half percent
                  (1 1/2%) percent per calendar month, beginning with the next full calendar month, until paid. Such late payment charges shall not be applicable to amounts in dispute until such time as a final determination is made under Section VIII. that NETGEAR owes such amount. If such fund insufficiency is ten percent (10%) or more, and the amount or the default of the payment is not in dispute, TRINET shall have the right, at its option, to suspend performance of the Services on or after the tenth business day Allowing its written notice to NETGEAR of its intent to do so, and such suspension may, at TRINET's discretion, remain in effect until full payment has been made of any amount not in dispute and past due.

         C. The Service Fees shall remain in effect for the Term. TRINET shall give NETGEAR notice at least ninety (90) days before the anniversary of the Effective Date of its intention to increase these Service Fees. Any revised fees or rates mutually agreed upon by the parties shall be set forth in an amendment to this Agreement.

         D. TRINET shall invoice NETGEAR on each regular or special payroll for the applicable Service Fees.

         E. Contribution rates for payroll taxes, workers compensation, and TRINET Benefit Plans are subject to change retroactively or without notice by regulators or Benefit Plan providers. In such cases, TRINET shall notify NETGEAR as soon as TRINET learns of such changes, and a commensurate change shall be made in the Service Fees on the effective date of such changes. Upon NETGEAR's request, TRINET shall provide documentation substantiating such contribution rate changes.

IV.      TERM AND TERMINATION OF AGREEMENT.

         A. The term of this Agreement is effective on the Effective Date and shall automatically renew on the anniversary date(s) of the Effective Date unless (i) either party gives sixty (60) calendar days written notice prior

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                  to such anniversary date of its intention to terminate on the last day of the calendar month in which such anniversary data occurs or (ii) either party has terminated in accordance with
                  Section IV. B., Section XIII or Section XIV ("Term").

         B. Upon ninety (90) calendar days prior written notice, either party may terminate this Agreement for its convenience as of the last day of the calendar month in which the ninetieth day following such notice occurs, without obligation or liability of any nature arising out of such termination except, on the part of NETGEAR, to pay TRINET applicable Service Fees for the portion of Services supplied prior to the effective date of termination specified in such notice. If so requested in such written notice of termination, TRINET shall complete any Services specified in the notice, and the terms of this Agreement shall continue to govern such Services; otherwise, TRINET shall use its beat efforts to conclude the Services and minimize any Service Fees prior to the effective date of termination, TRINET may charge a one time fee of One Hundred Dollars ($100) per NETGEAR Employee if NETGEAR fails to give ninety (90) days prior written notice of the termination of thin Agreement for its convenience.

V.       COVENANTS OF THE PARTIES.

         A.       TRINET covenants as follows:

                  1. In connection with the Services, TRINET shall obtain, create and maintain such records with respect to NETGEAR Employees as required by, and in accordance with, applicable Regulations and/or as necessary to satisfy TRINET's obligations under this Agreement. Such records shall be deemed to be Confidential Information and copies shall be provided to NETGEAR as set forth in Section VII. A.

                  2. TRINET shall provide, within thirty (30) days following the end of each calendar year, a certification that the representations contained in
                           Section VI. A. hereof are true and correct in all material respects as of the date of such annual certification with the same effect as if such representations were made on and as of such date.

                  3.       TRINET shall provide to NETGEAR a minimum of thirty
                           (30) calendar days notice prior to the implementation of any modification to or addition or elimination of any TRINET Benefit Plans or TRINET Employment Policies. Such notice shall include a copy of relevant documents reflecting such changes.

                  4. Upon giving one business day's prior notice, NETGEAR and any of its authorized representatives shall have the right during ordinary

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                           business hours to visit and inspect TRINET'S
                           facilities and/or any systems or processes pertaining to the Services, TRINET shall provide all reasonable facilities and assistance for the safety and convenience of such visitors and inspectors during their visits, including making personnel engaged, whether directly or indirectly, in the supply of Services available for consultation at all reasonable times. Every such visitor and inspector present at any facility of TRINET or other relevant site shall comply at all times with all applicable safety and security rules and regulations established by TRINET.

                  5. TRINET, when in or upon the premises of NETGEAR, shall obey all workplace health, safety and security rules and regulations regarding the conduct of NETGEAR Employees and any additional rules and regulations for non-employees, including without limitation, security rules and regulations.

                  6. Services supplied under this Agreement shall be supplied in a professional and highly skilled manner and to standards not less than those generally accepted in the industry and shall conform to the specifications or other requirements of this Agreement.

                  7. If it is necessary for TRINET to have access (either on-site or remotely) to, and use of, any NETGEAR computer systems in supplying Services, TRINET shall limit such access and use solely to the supply of Services and shall not access or attempt to access any computer systems, files, software or services other than those required for the supply of Services. TRINET shall limit such access to those TRINET Workers with an express requirement to have such access in connection with the supply of Services, shall advise NETGEAR in writing of the name of each such TRINET Worker who shall be granted such access and shall strictly follow all security rules and procedures of NETGEAR for restricting access to its computer systems. All user identification numbers and passwords disclosed to TRINET and any information obtained by TRINET as a result of TRINET'S access to, and use of, NETGEAR's computer systems shall be deemed to be, and treated as, Confidential Information. TRINET shall cooperate in the investigation of any apparent unauthorized access to any NETGEAR computer system. The requirements of this
                           Section V. A. 7. shall apply equally to any access and use by TRINET of NETGEAR's electronic mail system, NETGEAR's electronic switched network, either directly or via a direct inward service access (DISA) feature or of any other property, equipment or service of NETGEAR. TRINET shall be liable for any Losses arising from the failure of TRINET Workers to comply with provisions of this Section.

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                  8.       TRINET shall perform background checks on each TRINET
                           Corporate Employee prior to such TRINET Corporate Employee's assignment to supply Services. Such background checks shall be performed in accordance with current industry standards, but in any event shall include at a minimum verification of such TRINET Corporate Employee's employment and educational history and a felony criminal conviction record check. TRINET shall not assign any TRINET Corporate Employee to supply Services who has been found to have a felony criminal conviction which is relevant to the type of Services to be supplied without the express written consent of NETGEAR.
                           TRINET shall provide information to NETGEAR upon request regarding its procedure for performing such background checks.

                  9. TRINET shall comply with all Regulations applicable to Services, including, without limitation, to the extent applicable, the following Regulations: Title VII of the Civil Rights Act of 1964, the ADA, Family and Medical Leave Act, Age Discrimination in Employment Act, Fair Labor Standards Act, National Labor Relations Act, Immigration Reform and Control Act, the Uniformed Services Employment and Reemployment Rights Act, ERISA, Fair Credit Reporting Act, the Code, COBRA, Equal Pay Act, Personal Responsibility and Work Opportunity Reconciliation Act, HIPPA, Comprehensive Environmental Response, Compensation, and Liability Act of 1980, Toxic Substances Control Act, Occupational Safety and Health Act of 1970, Resource Conservation and Recovery Act of 1976, Clean Air Act, Clean Water Act, Vietnam Era Veterans Readjustment Assistance Act (including, without limitation, the affirmative action clause as set forth in 41 CFR 80-250.4), Rehabilitation Act of 1973 (including, without limitation, the equal opportunity clause a set forth in 41 CFR 60-7415(a)), Executive Order 11246 (including, without limitation, the equal opportunity clause as set forth in 41 CFR 60-1.4 (a)), and the clauses set forth in FAR (subject to "Contractor," "Subcontractor" and "Contract" used in such clauses meaning NETGEAR, TRINET and this Agreement, respectively) 52.219-8, 52.219-9, 52.219-18,
                           52.220-8, 52.220-4, 52.222-1, 52.222-4, 52.222-20,
                           52.222-21, 52.222-26 (subparagraphs b(1)-b(11)),
                           52.222-35,52.222-36 and 52.222-37 (provided, however,
                           if Services are a "commercial item", as defined in the clause set forth in FAR 52.202-1, then only the clauses set forth in the following FARs shall be deemed applicable: 52.222-26, 52.222-35 and
                           52.222-36), which clauses are incorporated by reference, with the same force and effect as if they were given in full text. TRINET shall be liable for any Losses arising from the failure of TRINET Workers to comply with provisions of this Section.

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                  10.      Except as otherwise provided in this Section V.A.10.,
                           TRINET shall employ and commence supplying Services with respect to Prospective Employee upon the employment commencement date set forth in the pre-hire worksheet provided by NETGEAR to TRINET; provided, however, that, if TRINET receives such pre-hire worksheet more than seventy-two (72) hours after such employment commencement date, such employment commencement date shall be the date TRINET receives such worksheet. TRINET shall pay
                           Compensation to NETGEAR Employees at the rate specified by NETGEAR, increased by any legally required premium and reduced by any applicable tax withholdings or authorized deductions, as determined by TRINET as part of the Services. Notwithstanding the foregoing, TRINET shall have the right to refuse to employ a Prospective NETGEAR Employee upon reasonable notice to, but without the consent of, NETGEAR if such employment is not legally permitted, or for other lawful reasons upon reasonable notice to, and consent by, NETGEAR. TRINET shall not employ or supply Services to any individual while such individual is an independent contractor with NETGEAR or supplies services to NETGEAR through a temporary or contract staffing firm.

                  11. TRINET shall terminate the employment of any NETGEAR Employee, upon receipt of notice from NETGEAR to take such action for a reason that is not unlawful, Notwithstanding the foregoing. TRINET shall have the right to (i) terminate the employment of an NETGEAR Employee upon reasonable notice to, but without the consent of, NETGEAR if the continued employment of such employee is not legally permitted, or for other lawful reasons upon reasonable notice to, and consent by, NETGEAR and (ii) remove any NETGEAR Employee from an NETGEAR worksite upon reasonable notice to, but without the consent of NETGEAR, if such NETGEAR Employee is deemed by TRINET to be exposed to an imminent safety hazard.

                  12. TRINET agrees to take all actions, or to refrain from taking any action, as may be permitted hereunder, in each case as may be deemed necessary or advisable by NETGEAR, to ensure that NETGEAR Employees are eligible to receive incentive stock options under an incentive stock option plan adopted by NETGEAR, if any, under the Code or other applicable Regulations. As such, TRINET agrees that it shall not grant stock options to any NETGEAR Employee and acknowledges that any NETGEAR Employee shall be an employee of NETGEAR for the purpose of determining such NETGEAR Employee's eligibility for incentive stock options under any incentive stock option plan adopted by NETGEAR.

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                  13.      TRINET shall notify NETGEAR of any Claim or union
                           organization activity, pending or threatened, relating to NETGEAR Employees within three (3) business days immediately following TRINET's knowledge of such Claim or organizing activity.

                  14. TRINET certifies that each invoice issued by it shall be based solely on Services actually supplied by TRINET or TRINET Workers and that no part or portion of any invoice represents or is attributable to any payment, gift, gratuity or other thing of value given to any person, organization, entity or governmental body (except for those payments required by Regulation), other than as payments made to TRINET Workers for Services or to NETGEAR Employees pursuant to this Agreement. NETGEAR reserves the right to audit all invoices submitted to it and TRINET shall afford NETGEAR reasonable access to all supporting documentation to enable NETGEAR to do so.

         B.       NETGEAR covenants as follows:

                  1. Upon request by TRINET, NETGEAR shall provide to TRINET such records and/or reports as are necessary for TRINET'S performance of Services. Such records and/or reports shall (i) contain information as specified by TRINET, (ii) be delivered in a format and on a schedule to be agreed upon between TRINET and NETGEAR, (iii) be accurate and (iv) be subject to verification and audit by TRINET.

                  2. NETGEAR shall provide within thirty (30) days of the end of each calendar year a certification that the representations contained Section VI.B.1. and 2. hereof are true and correct in all material respects as of the date of such annual certification with the same effect as if such representations were made on and as of such date.

                  3. Upon giving one business day's prior notice, TRINET and any of its authorized representatives shall have the right during ordinary business hours to visit and inspect NETGEAR's facilities and/or any systems or processes pertaining to the Services, including, but not limited to, for the purpose of conducting a safety inspection of NETGEAR's premises and equipment. NETGEAR shall provide all reasonable facilities and assistance for the safety and convenience of such visitors and inspectors during their visits, including making NETGEAR Employees available for consultation at all reasonable times. Every visitor and inspector present at any facility of NETGEAR or other relevant site shall comply at all times with all applicable safety and security rules and regulations.

                  4. NETGEAR, when in or upon the premises of TRINET, shall obey

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                           all workplace health, safety and security rules and
                           regulations regarding the conduct of TRINET Corporate Employees and any additional rules and regulations for non-employees, including without limitation, security rules and regulations, security rules and regulations.

                  5. NETGEAR shall provide the daily supervision, direction and control of NETGEAR Employees with respect to the services which NETGEAR Employees provide to NETGEAR. In providing such supervision, direction and control, NETGEAR agrees to follow TRINET Employment Policies, to the extent that NETGEAR receives reasonable notice of such TRINET Employment Policies, including the notice required in
                           Section V. A. 3., and such TRINET Employment Policies are consistent with this Agreement.

                  6. Except with respect to those NETGEAR Employees employed by an NETGEAR Affiliate immediately preceding the commencement of Services to such employees under this Agreement, NETGEAR shall verify a Prospective NETGEAR Employee's eligibility for employment by conducting an appropriate Investigation, as determined by NETGEAR, of such Prospective Employee's job related background, including, without limitation! skills, education and employment history; provided, however, that nothing in this Section V, B. 6. shall require NETGEAR to engage in any activity included in Services or relieve TRINET of its obligations under this Agreement.

                  7. NETGEAR shall identify licensing requirements applicable to NETGEAR Employees in relation to the services which they provide to NETGEAR and shall ensure compliance with applicable licensing requirements; provided, however, that nothing in this
                           Section V, B 7, shall require NETGEAR to engage in any activity included in Services or relieve TRINET of its obligations under this Agreement,

                  8. NETGEAR shall ensure that all NETGEAR Benefit Plans comply with applicable provisions of ERISA, the Code and any other applicable Regulations and are operated in accordance with their terms and in compliance with all applicable Regulations, and shall provide TRINET with appropriate documentation supporting any NETGEAR Employee's authorization for a wage deduction and the amount of such wage deduction with respect to NETGEAR Benefit Plans.

                  9. With respect to any NETGEAR Employee whose employment is voluntarily terminated during the Term, and who provides NETGEAR with at least seventy-two (72) hours notice of such termination, NETGEAR agrees to inform TRINET of, and provide TRINET with required forms relating to, such termination no later than seventy-two (72) hours prior to its occurrence. Additionally, with respect to any NETGEAR Employee whose employment is terminated during the Term, NETGEAR agrees to reimburse TRINET for its payment of any accrued, but unused, vacation to such employee and for employer premiums due for coverage under TRINET Benefit Plans through the end of the calendar month in which such employment termination occurs.

                  10. NETGEAR shall ensure that the facilities to which it assigns NETGEAR Employees comply with requirements applicable to such facilities under the ADA. NETGEAR shall provide those reasonable accommodations required by the ADA to any NETGEAR Employee or applicant for employment with NETGEAR; provided, however, that nothing in this Section V. B. 10. shall require NETGEAR to engage in any activity included in Services or relieve TRINET of its obligations under this Agreement.

                  11. NETGEAR shall comply with all applicable requirements of the WARN Act with respect to NETGEAR Employees if an event which triggers WARN occurs during the Term; provided, however, that, nothing in this section shall relieve TRINET of its indemnification obligations, as specified in Section XI. A. 3. if an event which triggers WARN arises from TRINET8 default under this Agreement or bankruptcy.

                  12. NETGEAR shall notify TRINET within three (3) business days immediately following NETGEAR's Knowledge of union organizing activity, pending or threatened, among NETGEAR Employees. NETGEAR shall be responsible for the formulation and implementation of a response, if any, to such union organizing activity; provided however, that nothing in this
                           Section V. B. 12, relieves TRINET of its obligations under this Agreement,

                  13. NETGEAR shall pay TRINET a placement fee of Twenty Five Thousand Dollars ($25,000) if, during the Term, NETGEAR hires any TRINET Corporate Employee who holds a position in field service or sales or management in TRINET's Information Systems, Payroll or Benefits functions or TRINET'S satellite offices and directly sells or supplies Services to NETGEAR, and such hire occurs within the one hundred twenty (120) day period immediately following the termination of such individual's employment as a TRINET Corporate Employee; provided. however, that TRINET shall not be entitled to a placement fee if TRINET consents in writing to such employment

                  14. NETGEAR shall train NETGEAR Employees regarding the safe performance of their work, including the use of required personal protective equipment and handling or use of hazardous materials, as applicable, and shall comply with TRINET Employment Policies with respect to workplace health and safety including, without limitation, supplying required personal protective equipment to NETGEAR Employees, following requirements in the safety plan provided by TRINET to NETGEAR, and posting notices as directed by TRINET; provided, however, that nothing in this section V.B. 14 shall require NETGEAR to engage in any activity included in the Services or relieve TRINET of its obligations under this Agreement.

                  15. NETGEAR shall notify TRINET of any Claim, pending or threatened, relating to NETGEAR Employees within three (3) business days immediately following NETGEAR's Knowledge of such Claim.

                  16. NETGEAR shall provide continued health care coverage for NETGEAR Employees and their eligible dependents as required under COBRA only if such COBRA requirement arises as a result of the termination of this Agreement for a reason other than TRINET's default under this Agreement or bankruptcy. If NETGEAR fails to provide such continued health coverage, NETGEAR shall pay TRINET a one-time fee of Five Hundred Dollars ($500) per NETGEAR Employee who elects to continue such coverage under COBRA in consideration for TRINET providing such COBRA coverage. Additionally, NETGEAR shall notify TRINET of the occurrence of a Qualifying Event within ten
                           (10) calendar days immediately following NETGEAR's receipt of notice of the occurrence of such Qualifying Event so that TRINET can provide required Services related to COBRA. NETGEAR shall provide any continued coverage required under COBRA with respect to NETGEAR Employees that arises from a Qualifying Event which occurred prior to the Effective Date and while such employee was employed by NETGEAR or an NETGEAR Affiliate.

                  17. With respect to fulfillment of NETGEAR's obligations under this Agreement, NETGEAR shall comply with all applicable Regulations, including, without limitation, to the extent applicable, the following:
                           Title VII of the Civil Rights Act of 1964, the ADA, Family and Medical Leave Act, Age Discrimination in Employment Act, Fair Labor Standards Act, National Labor Relations Act, Immigration Reform and Control Act, the Uniformed Services Employment and Reemployment Rights Act, ERISA, Fair Credit Reporting Act, the Code, COBRA, Equal Pay Act, Comprehensive Environmental Response, Compensation, and Liability Act of 1980, Toxic Substances Control Act, Occupational Safety and Health Act of 1970, Resource Conservation and Recovery Act of 1976, Clean Air Act, Clean Water Act, Vietnam

                           Era Veterans Readjustment Assistance Act (including, without limitation, the affirmative action clause as set forth in 41 CFR 60-250.4), Rehabilitation Act of 1978 (including, without limitation, the equal opportunity clause opportunity clause as set forth in 41 CFR 60-741.5 (a)), and Executive Order 11246 (including, without limitation, the equal opportunity clause as set forth in 41 CFR 60-1.4 (a)).

                  18. NETGEAR shall ensure that NETGEAR Employment Policies comply with applicable Regulations, are operated in accordance with their terms and in compliance with all applicable Regulations and are not inconsistent with TRINET Employment Policies. NETGEAR shall provide TRINET with true and complete copies of documents setting forth NETGEAR Employment Policies in advance of their implementation and shall only implement such NETGEAR Employment Policies upon TRINET's consent which consent shall not be unreasonably withheld.

VI.      GENERAL WARRANTIES AND REPRESENTATIONS.

         A.       TRINET represents and warrants to NETGEAR that:

                  1. TRINET is duly authorized to enter into this Agreement and able to perform its obligations under this Agreement.

                  2. TRINET shall maintain in full force and effect such insurance as required by applicable Regulations or the term or this Agreement.

                  3. Any TRINET Systems shall (i) process date and time related data without causing any processing interruptions, abnormal terminations, or changes in performance characteristics, and (ii) shall process and manipulate all date and time related functions correctly. Without limiting the generality of the foregoing, such TRINET Systems Shall;

                           (a) correctly handle date and time related data before, during and after January 1, 2000, including but not limited to accepting date and time input, providing date and time output, and performing ongoing operations on dates and times and portions of dates and times including, but not limited to, calculating, comparing and sequencing of dates and times (in both forward and backward operations spanning century boundaries);

                           (b) correctly handle leap year calculations including, but not limited to, identification of leap years, interval calculations (in both forward and backward operations spanning century boundaries), day-in-year calculations day-of-the-week calculations, and week-of-the-year calculations);

                           (c) correctly handle all two digit date and time related input in a manner that resolves ambiguity as to century in a disclosed, defined and predetermined manner; and

                           (d) correctly store, retrieve and provide output of all date and time data in a manner that is unambiguous as to century.

                           TRINET shall correct any failure of TRINET Systems or Services to conform to the above warranties on an emergency basis.

                           Any provisions of this Agreement that tend to limit or eliminate the liability of TRINET shall have no application with respect to the year 2000 compliance warranty set out above.

                  4. With respect to TRINET Benefit Plans, (i) to TRINET's Knowledge, no material written Claim is pending or threatened that relates to any TRINET Benefit Plans,
                           (ii) TRINET has delivered to NETGEAR prior to the Effective Date true, accurate and complete copies of all plan documents, summary plan descriptions, and other written materials providing the terms of all TRINET Benefit Plans and (iii) the operation of TRINET Benefit Plan is (and has been at all times shall be) in compliance and conforms with their terms and applicable provisions of ERISA, the code, HIPPA and any other applicable Regulations. TRINET further warrants and represent that the Services do not include the participation of NETGEAR Employees in TRINET Benefit Plans which are intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

                  5. With respect to TRINET Employment Policies, (i) TRINET has delivered to NETGEAR prior to Effective Date true, accurate and complete copies of all TRINET Employment Policies which are in effect as of the Effective Date; (ii) all TRINET Employment Policies are and shall be operated in accordance with their terms and in compliance with all applicable Regulations; and (iii) to TRINET's Knowledge no material written Claim is pending or threatened which relates to any TRINET Employment Policy.

                  6. TRINET is not a party to any collective bargaining agreement with respect to, and no such agreement determines the terms and conditions of employment of, any TRINET Employee. Additionally, no collective bargaining agent is certified as representative of any TRINET Employee and no representation campaign is now or is anticipated to be in progress with respect to any TRINET Employee.

                  7. To TRINET's Knowledge, there are no pending or threatened material Claims in writing relating to TRINET's employment relationship or termination of employment relationship with any TRINET Employee or former TRINET Employee under employment related Regulations, such as, without limitation, Regulations governing wages and hours, payment of Compensation, payment or withholding of employment taxes, fair employment, labor relations, health, safety or leave, or under the common law with respect to wrongful termination, breach of implied contract, negligent or intentional infliction of emotional distress or causes of action of a similar nature.

         B.       NETGEAR represents and warrants to TRINET that:

                  1. NETGEAR is duly authorized to enter into this Agreement and able to perform its obligations under this Agreement.

                  2. NETGEAR or its Affiliates shall maintain in full force and effect such insurance as required under the terms of this Agreement or by applicable Regulations, except with respect to any required workers compensation insurance for NETGEAR Employees, such insurance being included in the services.

                  3. With respect to NETGEAR Employees, NETGEAR or its Affiliates has paid in full, or shall pay in full when due, all compensation, employment taxes, benefits under Benefit plans of NETGEAR or its Affiliates or other obligations which are owed to or for such employees arising out of such employees' employment or termination of employment with NETGEAR or its Affiliates on or prior to the Effective Date.

                  4. To NETGEAR's Knowledge, with respect to NETGEAR Employees, there are no material pending or threatened Claims in writing relating to the employment relationship or termination of employment relationship between any NETGEAR Employee and NETGEAR or its Affiliates under employment related Regulations, such as, without limitation, Regulations governing wages and hours, payment of Compensation, payment or withholding of employment taxes, fair employment, labor relations, health, safety, workers' compensation or leave, or under the common law with respect to wrongful termination, breach of implied contract, negligent or intentional infliction of emotional distress or causes of action of a similar nature.

                  5. Neither NETGEAR nor NETGEAR's Affiliates are a party to any collective bargaining agreement with respect to, and no such agreement determines the terms and conditions of employment of, any NETGEAR Employee and no representation campaign is now or is anticipated to be in progress with respect to any NETGEAR Employee.

VII.     CONFIDENTIAL INFORMATION, PUBLICITY AND INTELLECTUAL PROPERTY.

         A. NETGEAR considers the following categories of information to be confidential ("Confidential Information");

                  1. information relating to NETGEAR Employees including, without limitation, such employees' Compensation, perquisites, other terms and conditions of employment and any personal information, which is disclosed to or obtained or maintained by TRINET for any purpose under this Agreement, including the negotiation, execution or performance thereof; and

                  2. any financial and other proprietary information of NETGEAR disclosed to TRINET in the course of its performance of duties and obligations under this Agreement.

                  TRINET agrees to utilize the same degree of care as TRINET uses with respect to its own information of a similar nature to not disclose Confidential Information to parties other than TRINET Workers having a need to know in order to provide Services. In the event that TRINET discloses such Confidential Information to TRINET Workers, TRINET shall advise such TRINET Workers of the confidential nature of such information and direct them not to disclose such Confidential Information to any other person.

                  Any Confidential Information shall be held in confidence by TRINET and TRINET Workers and, if in written form, such Confidential Information shall be returned to NETGEAR upon NETGEAR's request and/or the termination of this Agreement; provided, however, that the return of copies of such records shall be permitted with respect to NETGEAR Employees. TRINET shall not (i) use the Confidential Information for any purpose other than the satisfaction of TRINET's obligations under this Agreement or (ii) divulge the Confidential Information other than to TRINET Workers with a bona fide need to know or as otherwise required by Regulation. TRINET acknowledges that monetary damages may not be adequate in the event of a default of this Section by TRINET, and NETGEAR shall be entitled to injunctive or other affirmative relief and/or to give notice of default pursuant to section XIII. TRINET shall be liable for any Losses arising from the failure of TRINET Workers, for whatever reason, to comply with provisions of this Section.

                  Notwithstanding the above, TRINET shall not be bound by the obligations of confidence set forth in this section with respect to Confidential Information, or any part thereof, which (a) was lawfully known or received by TRINET prior to disclosure, as evidenced by its business records (b) was lawfully in the public domain prior to its disclosure, or becomes publicly available other than through a breach of this Agreement or a breach of any confidentiality obligation to NETGEAR in respect of such information (c) was rightfully obtained by TRINET from third parties, provided that TRINET had no reason to believe such third party, or any other party from whom such third party receives information is in breach of any confidentiality obligation to NETGEAR in respect of such information (d) is independently developed by TRINET, as evidenced by its business records or (e) is disclosed as required by Regulation following TRINET's reasonable efforts to provide notice to NETGEAR to allow it to seek protective or other court orders.

         B. TRINET shall not in any advertising, sales promotion materials, press releases or any other publicity matters use the name "NETGEAR Networks Inc.", "Northern Telecom", or "NORTEL NETWORKS" or any variation thereof or language from which the connection of such names may be implied, nor shall TRINET disclose or advertise in any manner the nature of Services supplied or the fact that it has entered into this Agreement, unless NETGEAR, in its sole discretion, grants TRINET prior written permission to do so.

         C. TRINET acknowledges that NETGEAR may enter into an Employee Invention Assignment and Confidentiality Agreement or a similar type agreement with any NETGEAR Employee. Furthermore, the parties acknowledge that any NETGEAR Employee shall be an employee of NETGEAR for the purpose of establishing rights to any and all Inventions made of conceived by such NETGEAR Employee. NETGEAR and TRINET further acknowledge and agree that all rights to any patent, patent application, copyright, mask works, trade secrets, or intellectual property or any interest in any Invention shall be unaffected by this Agreement. Nothing about this Agreement shall create in TRINET any such rights or interests in any Invention now or in the future and, to the extent that such rights or interests are otherwise created in TRINET, TRINET irrevocably assigns and conveys any and all such rights and interests to NETGEAR.

         D. NETGEAR agrees that the terms and conditions of this Agreement are confidential and shall not be disclosed to a third party without the written permission of TRINET unless such disclosure is required by Regulation or legal process or proceeding; provided, however, that NETGEAR shall not be required to obtain the written permission of TRINET prior to such disclosure to NETGEAR's Affiliates or, on a reasonable need to know basis, to the external auditors, accountants, legal counsel, tax advisors or investors of NETGEAR or its Affiliates. Additionally, nothing in this Agreement shall prevent NETGEAR from using any language included in this Agreement in agreements between NETGEAR and other third parties, whether or not such agreements relate to services similar to the Services; provided, however, that NETGEAR shall not disclose to such third parties an original or copy of this Agreement and the Service Fees under this Agreement.

VIII.    DISPUTE RESOLUTION.

In the event of a Dispute, the Managers shall try to resolve the Dispute amicably and promptly. In the event that the Managers are unable to resolve the Dispute within fifteen (15) business days of Notice, the parties shall use best efforts to reconcile the Dispute through escalation of the Dispute to each party's senior management. In the event that the Dispute is not resolved through those escalation procedures within sixty (60) business days of the date of the Notice, then the Dispute shall be referred to arbitration. If an arbitrator is appointed pursuant to this Agreement, the parties shall confer in good faith through their counsel, to attempt to agree upon a single arbitrator. If the parties are unable to agree upon a person to act as an arbitrator or an organization to appoint an arbitrator, then the parties shall each appoint an arbitrator. Those two arbitrators shall each be charged with the responsibility of selecting a third person. If the third person so selected is acceptable to both parties, then the arbitration shall proceed as an arbitration before a single arbitrator, with the person so selected acting as the arbitrator. His or her decision on the issues shall be final and binding. In the event that the parties are not satisfied with the single arbitrator so selected, then the arbitration shall proceed before an arbitration panel of three arbitrators with the person so selected acting as the Chair. The arbitrator or the arbitration panel shall not be precluded by any applicable Regulation, to the extent legally permissible, from attempting to mediate this dispute.

IX.      INDEPENDENT CONTRACTOR.

TRINET and TRINET Workers shall supply Services as an independent contractor, and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent or employer/employee relationship between the parties or between NETGEAR and TRINET Workers. TRINET and TRINET Workers shall not take any action or permit any action to be taken on their behalf which purports to be done in the name of or on behalf of NETGEAR except as is required in their performance of Services.

X.       INSURANCE.

         A.       TRINET shall have the following obligations:

                  1. TRINET shall keep in full force and effect at all times during the Term, a comprehensive general liability insurance policy with a minimum combined single limit of One Million Dollars ($1,000,000) including bodily injury, property damage, completed operations, products liability, contractual liability, and personal injury liability. TRINET agrees to cause its insurance carrier to name NETGEAR as an additional insured, consistent with the indemnifications herein, on the policy providing such coverage. TRINET shall provide NETGEAR with certificate(s) of insurance evidencing such coverage and providing for thirty (30) days' notice to NETGEAR in the event of cancellation.

                  2. TRINET shall obtain and maintain in effect such workers, compensation insurance and other employee insurance coverages with respect to NETGEAR Employees that employers are required by applicable Regulation to provide to their employees. TRINET agrees to cause its workers' compensation carrier to name NETGEAR as an additional insured on TRINET's workers' compensation insurance policy and to include in such policy an endorsement which shall provide payment of workers' compensation benefits on behalf of NETGEAR if applicable Regulation requires that NETGEAR, rather than or in addition to TRINET, pays such workers' compensation benfits to NETGEAR Employees.

         B.       NETGEAR shall have the following obligations:

                  1. NETGEAR shall keep in full force and effect at all times during the Term, comprehensive automobile liability insurance covering all NETGEAR owned or hired (and non-owned) vehicles with a minimum limit of One Million Dollars ($1,000,000) per occurrence, and providing uninsured motorist insurance with a minimum combined single limit of Sixty Thousand Dollars ($60,000). NETGEAR agrees to cause its insurance carrier to name TRINET as an additional insured on the policy providing such coverage. NETGEAR shall provide TRINET with certificate(s) of insurance evidencing such coverage and providing for thirty (30) days notice to TRINET in the event of cancellation.

                  2. NETGEAR shall keep in full force and effect at all times during the Term, a comprehensive general liability insurance policy with a minimum combined single limit of one Million Dollars ($1,000,000) including bodily injury, property damage, completed operations, products liability, contractual liability, and personal injury liability. NETGEAR agrees to cause its insurance carrier to name TRINET as an additional insured on the policy providing such coverage with respect only to NETGEAR's operations. NETGEAR shall provide TRINET with certificate(s) of insurance evidencing such coverage and providing for thirty (30) days' notice to TRINET in the event of cancellation.

XI.      INDEMNIFICATIONS.

         A. From and after the Effective Date, TRINET shall indemnify and hold harmless any NETGEAR Indemnitee from Losses suffered by such NETGEAR Indemnitee resulting from, relating to or arising out of:

                  1. Any Claim with respect to work-related injuries, illnesses or disabilities of NETGEAR Employees during the Term arising from an allegation that NETGEAR is a third party tortfeasor not entitled to the special immunity afforded employers, whether special or general, under applicable workers' compensation Regulations;

                  2. Any Claim alleging that an employment relationship exists between NETGEAR and any TRINET Worker except where NETGEAR has affirmatively entered into such employment relationship as evidenced by a written offer of employment, employment agreement or similar written document;

                  3. Any misrepresentation, breach of warranty or non-fulfillment of any agreement, obligation or covenant of TRINET under this Agreement, or from any misrepresentation in or omission from any written statement, document or instrument furnished by TRINET pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, provided, however, that notwithstanding the fact that TRINET may have disclosed certain matters with respect to the representations and warranties made in Section VI. A., TRINET shall indemnify the NETGEAR Indemnitee, as required by this Agreement, for any and any Losses incurred or suffered by such NETGEAR Indemnitee that result from, relate to or arise out of such disclosed matters;

                  4. Any services provided by TRINET to any entity other than NETGEAR; and

                  5. Any negligent acts or omissions or willful misconduct by TRINET or TRINET Workers related to this Agreement.

         B.       NETGEAR's Indemnification Obligations

                  From and after the Effective Date, NETGEAR shall Indemnify and hold harmless any TRINET Indemnitee from Losses suffered by such TRINET Indemnitee resulting from, relating to or arising out of:

                  1. Any Claim alleging that an employment relationship exists between TRINET and any independent contractor or personnel from a temporary or contract staffing firm supplying services to NETGEAR which are unrelated to this Agreement;

                  2. Any misrepresentation, breach of warranty or nonfulfilment of any agreement, obligation or covenant or NETGEAR under this Agreement, or from any misrepresentation in or omission from any written statement, document or instrument furnished by NETGEAR pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, provided, however, that notwithstanding the fact that NETGEAR may have disclosed certain matters with respect to the representations and warranties made in Section VI. B., NETGEAR shall indemnify the TRINET Indemnitee, as required by this Agreement, for any and all Losses incurred or suffered by such TRINET Indemnitee that result from, relate to or arise out of such disclosed matters;

                  3. Any Claim relating to the employment or termination of employment of an NETGEAR Employee By NETGEAR or an NETGEAR Affiliate which exists or arose on or prior to the Effective Date; and

                  4. Any negligent acts or omission or willful misconduct by NETGEAR related to this Agreement.

         C. If any claim or demand for which TRINET would be liable to an NETGEAR Indemnitee is asserted against or sought to be collected from an NETGEAR Indemnitee by a third party, NETGEAR shall promptly deliver to TRINET a Claim Notice. The Claim Notice may by be revised to include subsequent or additional information or detail on the bases for the claim or demand. TRINET shall have the Notice Period to deliver to NETGEAR a notice stating (i) whether to not it disputes TRINET'S liability to the NETGEAR Indemnitee with respect to such claim or demand or the amount of such liability and (ii) notwithstanding any such dispute, whether or not TRINET desires, at the sole cost and expense of TRINET, to defend the NETGEAR Indemnitee against such claim or demand.

                  1. If TRINET disputes liability with respect to such claim or demand or the amount thereof (whether or not TRINET desires to defend the NETGEAR Indemnitee against such claim or demand), such dispute shall be resolved in accordance with Section VIII. Pending the resolution of any dispute of TRINET's liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of NETGEAR.

                  2. If TRINET notifies NETGEAR within the Notice Period that it desires to defend the NETGEAR Indemnitee against such claim or demand then, except as hereinafter provided, TRINET shall have the right to defend the NETGEAR Indemnitee to a final conclusion or prosecute to a final conclusion in such a manner as to avoid any risk of the NETGEAR Indemnitee becoming subject to liability for any other matter, provided, however, TRINET, shall not, without the prior written consent of NETGEAR, consent to the entry of any judgment against the NETGEAR Indemnitee or enter into any settlement that does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the NETGEAR Indemnitee of a release, in form and substance satisfactory to NETGEAR, from all liability in respect of such claim or demand. If NETGEAR desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of NETGEAR, any such claim or demand or resolution of any such claim or demand involves an issue or matter that could have a materially adverse effect on the business, assets or other operations, properties or prospects of an NETGEAR Indemnitee, then NETGEAR shall have the right to

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

                           control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of TRINET; provided, however, that NETGEAR shall not settle any such claim or demand without the prior written consent of TRINET, which consent shall not be unreasonably withheld. If NETGEAR should elect to exercise such right, TRINET shall have the right to participate in, but not control, the defense or settlement of such claim or demands at the sole cost and expense of TRINET.

                  3. If NETGEAR does not receive a notice within the Notice Period from TRINET disputing TRINET'S liability and/or the amount of the liability for a claim or demand set forth in a Claim Notice, then the following amount shall be conclusively deemed to be a liability of TRINET; (a) if TRINET has not properly elected to defend the NETGEAR Indemnitee against such claim or demand and the NETGEAR Indemnitee (but none of the NETGEAR Indemnitees shall have any obligation to defend any such claim or demand) does not elect to defend itself against such claim or demand, the amount of such claim or demand, (b) if the NETGEAR Indemnitee does elect to defend itself against such claim or demand, that portion thereof as to which such defense is unsuccessful or (c) if TRINET has properly elected to defend the NETGEAR Indemnitee against such claim or demand, that portion thereof as to which such defense is unsuccessful. If NETGEAR receives a notice within the Notice Period from TRINET disputing TRINET'S liability and/or the amount of the liability for a claim or demand set forth in a Claim Notice and such dispute is not subsequently withdrawn, then such dispute shall be resolved as provided in Section VIII.

                  4. All claims or demands for indemnification by a TRINET Indemnitee under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "TRINET Indemnitee" for "NETGEAR Indemnitee" and, "TRINET for "NETGEAR" and "NETGEAR" for "TRINET".

                  5. The duty of parties to indemnify and hold harmless as set forth in this Agreement shall extend beyond the term of this Agreement for events occurring within the Term.

XII.     LIMITATION OF LIABILITY.

IN NO EVENT SHALL ANY PARTY (INCLUDING EITHER PARTY'S AFFILIATES, CONTRACTORS, DIRECTORS, EMPLOYEES AND AGENTS) BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOST BUSINESS, LOST SAVINGS,

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

LOST DATA, AND LOST PROFITS, REGARDLESS OF THE CAUSE AND WHETHER ARISING IN CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

XIII.    DEFAULT.

If either party defaults in performance of a material obligation under this Agreement and such default shall continue for more than thirty (30) days after written notice thereof is given to the party in default by the non-breaching party, the non-breaching party shall be entitled to terminate this Agreement immediately upon written notice.

XIV.     BANKRUPTCY.

If TRINET shall be declared insolvent or bankrupt, or if any assignment of its property shall be made for the benefit of creditors or otherwise, or if its interest herein shall be levied upon under execution or seized by virtue of any writ of any court, or if a petition is filed in any court to declare TRINET bankrupt and not dismissed within sixty (60) days, or if a trustee in bankruptcy, receiver or receiver-manager or similar officer is appointed for TRINET or for any of TRINET's assets, then NETGEAR may, at its option, terminate the Agreement without charge and shall thereupon be free from all liability thereunder. The ability of NETGEAR to terminate in such instances shall be subject to the applicable bankruptcy and insolvency statutes.

XV.      GENERAL PROVISIONS.

         A. All notices and consents required to be given or made by the parties under this Agreement shall be sent to the addresses set forth below or such other address as may be established by notice hereunder, and shall be deemed received on the fourth business day after deposit or when actually received, whichever is sooner. Such notices or consents shall be directed to:

                  For NETGEAR:      NETGEAR, Inc.
                                    4401 Great America Parkway
                                    Santa Clara, CA 95052-8185
                                    Attn: Rick Fabiano

                  For TRINET: Grag Hammond
                              TRINET
                              101 Callan Avenue
                              San Leandro, Ca 94577

         B. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

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

         C. If any term, warranty, covenant, condition, or provision of this Agreement is held to be invalid or unenforceable, the balance of this Agreement shall remain in force and shall stand as if the unenforceable part did not exist unless such invalidity materially impairs the rights, benefits or obligations of the parties under this Agreement

         D. Neither party may assign this Agreement or its rights and duties hereunder, without the prior written consent of the other party.

         E. All obligations and liabilities which, by their nature, are intended to survive the Term shall remain in effect beyond the Term.

         F. The failure of a party to enforce any provision of this Agreement shall not constitute a waiver of such provision or the right of such party to enforce such provision and every other provision.

         G. This Agreement shall be governed by the laws of the State of California, notwithstanding its rules regarding the conflict of laws.

         H. All Section headings contained in this Agreement are inserted solely for convenience of reference, and in no way define, limit, extend, or aid in the construction of the scope, extent or intent of this Agreement or any term or provision thereof.

         I. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute but one and the same Agreement, binding upon all the parties hereto, notwithstanding that all the parties are not signatories to the original of the same counterpart.

         J. This Agreement, including Exhibit A, Exhibit B, the Schedule of Due Dates and Special Fees, and the Electronic Funds Transfer Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and communications, written or oral, with respect thereto. This Agreement may not be modified or any right of a party waived, except by means of an amendment, which expressly references this Agreement and is duly executed by each of the parties.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized representative.

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

NETGEAR, INC.                          TRINET EMPLOYER GROUP, INC.

By: /s/ Patrick Lo                     By: /s/ Craig A. McGannon
    --------------                         ---------------------

Print Name: PATRICK LO                 Print Name: CRAIG A. MCGANNON

Title: CEO                             Title: Division President Venture Group

Date: 2/8/2000                         Date: 2/9/00

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